UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2012
_________________

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

By letter dated June 11, 2012, CD International Enterprises, Inc. (the “Company”) was notified by the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) that the Company failed to regain compliance with the $1.00 bid price requirement set forth in NASDAQ Listing Rule 5450(a)(1) (the “Bid Price Requirement”) by June 11, 2012. Accordingly, the Staff advised the Company that this deficiency could serve as an additional basis for delisting from NASDAQ and would be considered by the NASDAQ Listing Qualifications Panel (the “Panel”) at the Company’s previously disclosed June 14, 2012 proceeding before the Panel.

As previously disclosed, on December 12, 2011, the Company was notified by the Staff that the bid price of the Company’s common stock had closed below $1.00 per share over the previous 30 consecutive business days, and, as a result, the Company no longer satisfied the Bid Price Requirement. In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until June 11, 2012, to regain compliance with the Bid Price Requirement.

Also as previously disclosed, on April 23, 2012, the Company was notified by the Staff that it had determined to delist the Company’s securities from NASDAQ based upon certain public interest concerns.  In response, the Company requested a hearing before the Panel, which stayed any delisting action by the Staff pending the Panel’s review on June 14, 2012.

The Company requested at the June 14, 2012 proceeding before the Panel that the Panel determine to transfer the listing of the Company’s common stock to The NASDAQ Capital Market pursuant to a second 180 calendar day period provided for in the NASDAQ Listing Rules within which to evidence compliance with the Bid Price Requirement. The Company believes that it satisfies all requirements for the second 180 calendar day compliance period. Accordingly, in the event that the Company successfully addressed the issues raised in the Staff’s April 23, 2012 letter at that June 14, 2012 hearing, it is the Company’s expectation that the Panel will grant the Company’s request for the second 180 day period. However, there can be no assurance that the Panel will grant the Company’s request for continued listing and it is awaiting the Panel’s determination in this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: June 15, 2012	/s/ Lazarus Rothstein
Lazarus Rothstein Executive Vice President and General Counsel